UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 20, 2005

SUSQUEHANNA MEDIA CO.

(Exact name of registrant as specified in charter)

Delaware	333-80523	23-2722964
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code:      (717) 848-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Susquehanna Pfaltzgraff Co., the parent company of Susquehanna Media Co. (the “Company”), has decided to explore a potential sale of Media’s principal businesses. Susquehanna Pfaltzgraff has retained UBS Securities LLC to serve as its exclusive financial advisor in connection with the potential sales of the Company’s businesses. The Company will continue to operate its Radio and Cable businesses in normal course until any potential sale transaction is completed.

Forward-Looking Statements

Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “will” or comparable terminology, which involve risks and uncertainties. All statements other than historical facts included herein, including those regarding projected plans and objectives of the Company, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to be materially different from future results or events expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the ability to identify potential acquirers of the Company’s businesses, transaction prices and terms proposed by any potential acquirer, the ability to complete definitive transaction agreements and general economic and business conditions, and other factors over which the Company may have little or no control.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005	SUSQUEHANNA MEDIA CO. (Registrant)

	By:	/s/ John L. Finlayson

John L. Finlayson Vice President and Chief Financial Officer